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                                                                   EXHIBIT (n)


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Senior Floating Rate Fund II, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-72137 of our report dated March 22, 1999 and to the reference to us under the caption "Independent Auditors" both of which appear in the Prospectus, which is a part of such Registration Statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
March 22, 1999